FIRST AMENDMENT TO
                            THE NORTH VALLEY BANCORP
                          EMPLOYEE STOCK OWNERSHIP PLAN


The First Amendment (Amendment) is hereby adopted by North Valley Bancorp (Employer).

                                    RECITALS

A.   The Employer adopted The North Valley Bancorp Employee Stock Ownership Plan
     (Plan) effective January 1, 1977.

B. The Plan was amended from time to time and was restated effective January 1, 1999.

C. The Plan received a favorable determination letter as to the tax qualified status of the Plan dated March 29, 2000.

D. Effective October 11, 2000, the Six Rivers National Bank Employee Stock Ownership Plan was merged into the Plan.

E.   The Employer now wishes to amend the Plan to:

     1. Reflect the provisions of the Community Renewal Tax Relief Act of 2000 (CRA 2000) by adding the model amendment language suggested by the IRS in IRS Notice 2001-37, dealing with the definition of compensation for certain plan purposes;

     2.  Conform to the final regulations under the Internal Revenue Code (Code)
         section 401(a)(9) published on April 17, 2002, relating to required minimum distributions from retirement plans;

     3. Reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). The amendments reflect the model amendment language suggested by the IRS in Notice 2001-57, dealing with certain plan limits and other general matters;

     4. Amend the Claims Procedure article of the Plan to reflect the final regulations issued by the Department of Labor, effective for all claims filed on or after January 1, 2002; and

     5.  Clarify the definition of Disability under the Plan.

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                              OPERATIVE PROVISIONS

In accordance with the foregoing recitals, the Employer and the Trustees hereby amend the Plan effective January 1, 2002, as follows:

1. Plan Section 2 is amended to include a new definition of Disability a follows:

         Disability.

         "Disability" shall mean total and permanent disability of a Participant, by reason of physical or mental illness, resulting in the inability to perform any gainful employment resulting in termination of his Service with the Company, and which is determined by the Social Security Administration to constitute total and permanent Disability under the federal Social Security Acts.

Community Renewal Tax Relief Act provisions. The Employer hereby amends the Plan to adopt the following model amendment language (as published in IRS Notice 2001-37), effective January 1, 2001.

2. Plan Section 2 is amended by adding a new subparagraph (a) at the end of the definition of Compensation to read as follows:

     (a) For limitation years beginning on or after January 1, 2001, for purposes of applying the limitation described in Section 7 of the Plan, Compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4).

         This Amendment shall also apply to the definition of Compensation for all purposes under the Plan.

Code section 401(a)(9) provisions. The Employer hereby amends the Plan to adopt the following model amendment language effective January 1, 2001.

3. Plan Section 12 is amended by adding a new subparagraph (e) to read, in its entirety, as follows:

     (e) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the regulations under Code section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the final Regulations under Code section 401(a)(9) that were published on April 17, 2002.

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The following amendments to the Plan are adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). The following amendments are intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This model amendment language (as published in IRS Notice 2001-57) is effective as of October 1, 2002.

4. The Plan Section 2, is amended to reflect a change in the maximum annual considered compensation by adding a new subparagraph (b) at the end of the definition of Compensation to read as follows:

     (b) The annual compensation of each participant taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed two hundred thousand dollars ($200,000), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual compensation means compensation during the plan year or such other consecutive twelve (12) month period over which compensation is otherwise determined under the plan (the determination period).

         The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or with in such calendar year.

5. Plan Section 7, dealing with Allocation Limitations, is amended, effective for limitation years beginning after December 31, 2001, to reflect a change in the maximum annual addition by the addition of the following subparagraph (a) to the end of Section 7:

     (a) Maximum Annual Addition.

         Effective as of January 1, 2002, except to the extent otherwise permitted for catch-up contributions under EGTRRA section 631 and Code section 414(v), if applicable, the annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

         (1) Forty thousand dollars ($40,000), as adjusted for increases in the cost-of-living under Code section 415(d), or

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         (2)  One hundred percent (100%) of the participant's compensation, within the meaning of Code section 415(c)(3), for the limitation year.

         The compensation limited referred to in (2), above, shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code section 401(h) or Code section 419A(f)(2)) which is otherwise treated as an annual addition.

6. Plan Section 7 is amended by adding the following subparagraph (b) effective January 1, 2005:

     (b) Prohibited Allocation Of Stock For S corporations.

         (1) No Company Stock of an S corporation may be allocated under this Plan during a Nonallocation Year for the benefit of a Disqualified Person.

         (2) The following definitions apply for purposes of this Prohibited Allocation Of Stock For S corporations section:

              (A) A "Nonallocation Year" means any Plan Year during which, at any time during such Plan Year:

                   (i)  The Plan holds Company Stock in an S corporation;

                   (ii) Disqualified Persons own at least fifty percent (50%) of the number of shares of stock in the S corporation; or

                   (iii) The rules of Code section 318(a) apply for purposes of determining the fifty percent (50%) ownership prohibition by Disqualified Persons under this subsection except that:

                         (a) The members of a Participant's family will also
                             include Family Members defined below;

                         (b) A Participant will not be considered as owning an
                             option to acquire stock and the rules of Code
                             section 318(a)(4) do not apply; and

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

                         (c) A Participant will be treated as owning
                             Deemed-Owned Shares regardless of the trust exception in Code section 18(a)(2)(B)(i).

                   Synthetic Equity shall be counted as outstanding stock of the Company in accordance with the requirements of Code section 409(p)(5) and the regulations, if any, when determining if a Plan Year is a Nonallocation Year. If a Nonallocation Year results without counting Synthetic Equity, then Synthetic Equity will not be counted if it would result in a Plan Year not being a Nonallocation Year.

              (B)  "Disqualified Person" means any Participant if:

                   (i) The aggregate of Deemed-Owned shares of such Participant and his Family Members is at least twenty percent (20%) of the number of Deemed-Owned Shares of stock in the S corporation;

                   (ii) In the case of a Participant not described in a above, the number of Deemed-Owned shares of such Participant is at least ten percent (10%) of the number of Deemed-Owned shares of stock in the S corporation; or

                   (iii) He is a Family Member of a Disqualified Person under paragraph (i), has Deemed-Owned Shares and is not otherwise treated as a Disqualified Person under paragraph (i).

              (C)  "Deemed-Owned Shares" means with respect to any Participant:

                   (i) The Company Stock in the S corporation allocated to a Participant under the Plan;

                   (ii) A Participant's share of the stock in the S corporation which is held by the Plan, but not allocated under the Plan to Participants. A Participant's share of unallocated S corporation stock is the amount of unallocated stock that would be allocated to such Participant if the unallocated stock were allocated to

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                         all Participants in the same proportion as the most
                         recent stock allocation under the Plan; and

                   (iii) Synthetic Equity shall be counted as Deemed-Owned
                         Shares of the Participant in accordance with the requirements of Code section 409(p)(5) and the regulations, if any, when determining if the Participant is a Disqualified Person.

              (D)  "Family Member" means with respect to any Participant:

                   (i) The Participant's spouse, except if they are legally separated under a decree of divorce or separate maintenance;

                   (ii) An ancestor or lineal descendant of the Participant or his spouse;

                   (iii) A brother or sister of the Participant or his spouse and any lineal descendant of such brother or sister; or

                   (iv)  The spouse of any individual described in paragraphs
                         (ii) or (iii) above.

              (E) "Synthetic Equity" means any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S corporation in the future. Except to the extent provided in regulations, Synthetic Equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value.

7. Plan Section 13, is amended by adding a new subparagraph (g) to the existing plan section to read as follows:

     (g) Rollover Provisions.

         (1)  Effective Date.

              This section shall apply to distributions made after December 31, 2001.

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         (2)  Modification Of Definition Of Eligible Retirement Plan.

              For purposes of the direct rollover provisions in Plan Section 13, an eligible retirement plan shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code section 414(p).

         (3) Modification Of Definition Of Eligible Rollover Distribution To Exclude Hardship Distributions.

              For purposes of the direct rollover provisions in Plan Section 13, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

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

         (4) Modification of Definition Of Eligible Rollover Distribution To Include After-Tax Employee Contributions.

              For purposes of the direct rollover provisions in Plan Section 13, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code sections 408(a) or 408(b), or to a qualified defined contribution plan described in Code sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

8. Plan Section 16, dealing with claims, is amended in its entirety to read as follows, effective January 1, 2002:

     Claims Procedure

     The Employee Retirement Income Security Act of 1974 (ERISA) requires the Plan Administrator to establish procedures for processing claims which afford participants a reasonable opportunity for a full and fair review of their claims. These claims procedures contain the provisions required by the Labor Regulations at 29 CFR 2520.503-1. The Plan Administrator shall have absolute discretion to determine Participants, and Beneficiaries, rights to benefits under the Plan. All benefit claim decisions will be made in accordance with the terms of the Plan documents and the Plan terms will be applied consistently to all claimants.

     (a) Filing A Benefit Claim.

         A Participant, a Beneficiary or his or her representative can initiate the benefit claim process by submitting to the Plan Administrator fully completed distribution election forms, if needed, or a letter clearly stating that a claim is being filed. A claim shall not be deemed to be "filed" for the purposes of these claim and appeals procedures however, until all necessary and applicable forms are completed and submitted to the Plan Administrator. A claim will be considered submitted if delivered to a member of the Plan Administrator directly, or to the Plan Administrator, in care of the office of the employer which handles personnel and human resources matters.

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

     (b) Notice of Benefit Denial.

         (1)  Timing Of Notice.

              If a benefit claim is wholly or partially denied, the Plan Administrator will notify the Participant, the Beneficiary or his or her representative of the denial within a reasonable period of time, but no later than ninety (90) days after the Plan's receipt of the claim. If the Plan Administrator determines that an extension of the time for processing the claim is needed, the Plan Administrator will notify the Participant, the Beneficiary or his or her representative of the reasons for the extension and the extended due date before the end of the ninety (90) day period after the filing of the claim. The extended period will not exceed one hundred eighty (180) days after the date of the filing of the claim.

         (2)  Content Of Notice.

              A notice of a benefit denial will be provided in either written form or via e-mail. The notice will provide the following information:

              (A)  The specific reason(s) for the denial;

              (B) Reference to the specific Plan provisions on which the denial is based;

              (C) A description of any additional information necessary for the claim to be granted and an explanation of why such information is necessary; and

              (D) A description of the claim review procedures, the time limits under the procedures and a statement regarding your right to bring a civil action under ERISA section 502(a) following a benefit denial.

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     (c) Appeal Of Benefit Denial.

         (1)  Review Process.

              The review process will be as follows:

              (A) A Participant, Beneficiary or representative have sixty (60) days following receipt of the notice of benefit denial in which to file an appeal of the decision with the Plan Administrator;

              (B) A Participant, Beneficiary or representative may submit written comments, documents, records and other information related to the benefit claim on appeal;

              (C) A Participant, Beneficiary or representative will be provided, upon request and free of charge, access to and copies of all documents, records and other information relevant to the benefit claim (a document is considered relevant to the claim if it: (i) was relied upon in making the benefit decision; (ii) was submitted, considered or generated in the course of making the benefit decision, without regard as to whether it was relied upon in making the decision; or (iii) demonstrates compliance in making the benefit decision with the requirement that benefit decisions must follow the terms of the Plan and be consistent when applied to similarly situated claimants); and

              (D) The review on appeal will consider all comments, documents, records and other information submitted by the Participant, without regard to whether such information was submitted or considered in the initial benefit denial.

         (2)  Timing Of Notice Of Appeals Decision.

              The Plan Administrator will notify the Participant, Beneficiary or his or her representative of the appeals decision (whether or not a complete or partial denial) within a reasonable period of time, but no later than sixty (60) days after the Plan's receipt of the appeal. If the Plan Administrator determines that an extension of the time for processing the claim is needed, the Plan Administrator will notify the Participant, Beneficiary or his or

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

              her representative of the reasons for the extension and the extended due date before the end of the sixty (60) day period after the filing of the appeal. The extended period will not exceed one hundred twenty (120) days after the date of the filing of the appeal.

         (3)  Content Of Notice Of Appeals Decision.

              A notice of a benefit determination on appeal will be provided in written form or via e-mail. If the decision is in whole or in part a denial of the appeal, the notice will provide the following information:

              (A)  The specific reason(s) for the denial;

              (B) Reference to the specific plan provisions on which the denial is based;

              (C) A statement that the Participant, Beneficiary or representative is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the benefit claim (a document is considered relevant to the claim if it: (i) was relied upon in making the benefit decision; (ii) was submitted, considered or generated in the course of making the benefit decision, without regard as to whether it was relied upon in making the decision; or (iii) demonstrates compliance in making the benefit decision with the requirement that benefit decisions must follow the terms of the plan and be consistent when applied to similarly situated claimants); and

              (D) A statement regarding the Participant's or Beneficiary's right to bring a civil action under ERISA section 502(a) following a benefit denial on appeal.

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9.  Plan Section 19 amended to add a subsection (3) to read as follows:

    (e)  Modification Of Top-Heavy Rules.

         (1)  Effective Date.

              This section shall apply for purposes of determining whether the plan is a top-heavy plan under Code section 416(g) for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Code section 416(c) for such years. This section modifies and amends, to the extent necessary, any provision of the Plan that conflicts with this amendment.

         (2)  Determination Of Top-Heavy Status.

              (A)  Key Employee.

                   Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than one hundred thirty thousand dollars ($130,000) (as adjusted under Code section 416(i)(1) for plan years beginning after December 31,
                   2002), a five percent (5%) owner of the employer, or a one percent (1%) owner of the employer having annual compensation of more than one hundred fifty thousand dollars ($150,000). For this purpose, annual compensation means compensation within the meaning of Code section 415(c)(3). The determination of who is a key employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

              (B)  Determination Of Present Values And Amounts.

                   The subparagraph shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                   (i) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the

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                        determination date shall be increased by the
                        distributions made with respect to the employee under the plan and any plan aggregated with the plan under Code section 416(g)(2) during the one (1) year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Code section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five (5) year period" for "one (1) year period."

                   (ii) Employees not performing services during year ending on the determination date.

                        The accrued benefits and accounts of any individual who has not performed services for the employer during the one (1) year period ending on the determination date shall not be taken into account.

         (3)  Minimum Benefits.

              (A)  Matching Contributions.

                   Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

              (B)  Contributions Under Other Plans.

                   The minimum benefit requirement of an Employer contribution consisting of three percent (3%) of compensation shall be met

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

                   by contributions to the Plan as described in Plan section 19(c). All non-key employees shall be eligible for the minimum contribution.

10. This Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with the requirements of EGTRRA and the guidance issued thereunder.

11. The language of this Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment. Except as amended above, the remaining provisions of the Plan shall remain in full force and effect.

12. In all other respects, the Plan is hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Employer has executed and adopted this Amendment on this ____ day of October 2002.

                                        EMPLOYER

                                        NORTH VALLEY BANCORP
                                        A California Corporation



                                        By:
                                             -----------------------------
                                             Michael J. Cushman, President

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